CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is made and entered into this 27th day of February, 2004, by and between Z.A Consulting LLC, David Zazoff, Managing Director, 807 Willow Avenue, Hoboken, NJ, 07030 (CONSULTANT) and GK Intelligent Systems, Inc., a Delaware corporation (the "Client").

                             Recitals
                             --------

      A. CONSULTANT has numerous contacts within the financial and securities marketplaces, and

      B. CONSULTANT is willing to provide consulting services to the Client based on the terms and conditions of the agreement.

                            Agreement
                            ---------

      NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. CONSULTANT Retained. The Client hereby retains CONSULTANT, and CONSULTANT hereby agrees to make himself available to render advice and reasonable assistance to the Client under the terms and conditions hereinafter set forth.

      2. Duties. During the term of this Agreement, the duties set forth in this Section 2 shall be performed by CONSULTANT who shall be responsible for accomplishing the following:

            (a) Advise Client regarding investor relations consulting issues that may arise as a result of contemplated client business activities

            (b) Assist Client in its fund raising activities; performing due diligence on potential funding sources

            (c)   Provide the Client with business development advise

      3. Compensation. As compensation for CONSULTANT entering into this Agreement and for the services to be rendered hereunder, CONSULTANT shall receive 1,200,000 restricted shares of common stock of the Client valued at a price of $0.06 per share.

      4. Registration of Shares. The Client agrees to undertake and file a registration statement on Form SB2 in order to register the shares issued to Consultant under the Securities Act of 1933, and pursuant to the Blue Sky securities laws of the State of New York. The Client agrees to undertake the registration of said shares at such time as the Client has the necessary capital to retain counsel to prepare and file said registration statement.

      5. Expenses. CONSULTANT shall detail in writing and submit to the Client a budget for the projected costs and expenses for each project undertaken by CONSULTANT pursuant to Paragraph 2. Upon the approval of the Client as to any particular project and the related budget, CONSULTANT shall be authorized to perform or cause to be performed the work necessary for such project and to incur costs as set forth in the budget which costs and expenses shall be reimbursed to CONSULTANT in accordance with the Client's normal policies, but no less frequently then monthly. In addition, CONSULTANT is authorized to incur any other unanticipated costs and expenses associated with such project not specifically set forth in such budget, except that any cost in excess of $200 not already approved in a budget shall be subject to approval by the Client, which costs and expenses will be reimbursed to CONSULTANT in the same means as described above. The Client understands that in some cases the provider of certain services and goods may ask for payment in advance and for certain major disbursements, and in such case invoices from outside providers will be sent directly to the Client.

      6. Term. This Agreement shall commence on the execution date of this Agreement and shall continue for a term of 12 months, unless terminated earlier pursuant to Section 6 below

      7.    Termination.  This Agreement may be terminated:

            (a) By the non-breaching party if there has been a material breach of this Agreement by the other party and such breach has not been cured by the breaching party on or before 30 days from the date of the receipt of a written notice of the breach with detailed description of actions constituting alleged breach from the non-breaching party;

            (b)   Upon the mutual written agreement of the parties.

      8. Remedies. Upon termination of this Agreement, this Agreement shall become null and void and have no further force or effect. CONSULTANT shall mail to the Client all documents in his possession or control concerning the Client, as the Client shall request. If this Agreement is terminated by reasons of the breach of any provision hereof, the non-breaching party may pursue any and all remedies at law or in equity.

      9. Accuracy of Information and Indemnification. The Client agrees to furnish to CONSULTANT truthful and accurate information in all material respects. The Client agrees to cooperate with CONSULTANT in the performance of CONSULTANT's consulting services. The Client agrees to indemnify and hold harmless CONSULTANT from any loss, liability, damages, costs and expenses (including attorneys' and other professional fees) that CONSULTANT may incur as a result of the Client furnishing to CONSULTANT any untruthful or inaccurate information.

      10. Nondisclosure/Nonuse of Client Information. CONSULTANT agrees that all information provided by Client to CONSULTANT under this Agreement shall not be disclosed or used by CONSULTANT for any purpose other than Consultant's performance under this Agreement.

      11. Confidential Information. Any written, printed, graphic, or electronically or magnetically recorded information furnished by Client for CONSULTANT's use is and shall remain the sole property of Client. CONSULTANT will keep this confidential information in the strictest confidence, and will not disclose it by any means to any person except with Client's prior written approval, and only to the extent necessary to perform the services under this Agreement. This prohibition also applies to CONSULTANT's employees, agents, and subcontractors. On termination of this Agreement or request by Client, CONSULTANT will return within two (2) days any confidential information in CONSULTANT's possession to Client.

      12.   Miscellaneous

            (a) Assignability. Unless otherwise agreed to in writing by both parties hereto, the rights, obligations and benefits established by this Agreement shall be non-assignable by either of the parties hereto and any attempt of assignment shall be null and void and of no effect whatsoever.

            (b) Relationship of the Parties. The management and employees of CONSULTANT shall not be considered employees of the Client. Furthermore, the parties agree that CONSULTANT shall not be deemed to be an employee, servant, partner or joint venturer of the Client. CONSULTANT shall be considered an independent contractor for all purposes.

            (c) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and may not be changed except by a writing signed by the party against whom enforcement or discharge is sought.

            (d) Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

            (e) Construction of Language. The language used in this Agreement shall be construed as a whole according to its fair meaning, and not strictly for nor against either party.

            (f) Captions and Headings. The paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

            (g) State Law. This Agreement, its interpretation and its application shall be governed by the laws of the State of Texas.

            (h) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

            (i) Costs. If this Agreement gives rise to a lawsuit or other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover court costs, necessary disbursements (including expert witnesses' fees) and reasonable attorneys' fees, in addition to any other relief such party may be entitled.

            (j) Notices and Waivers. Any notice or waiver required or permitted to be given by the parties hereto shall be in writing and shall be deemed to have been given, when delivered, 3 business days after being mailed by certified or registered mail return receipt requested, when faxed during regular business hours of the recipient and there is confirmation of receipt with hard copy by regular mail, or when sent by prepaid full rate telegram to the following addresses:

            To CONSULTANT:                     To the Client:
            -------------                      -------------
            Z.A. Consulting LLC                GK Intelligent Systems, Inc.
            David Zazoff, Managing Director    2602 Yorktown Place
            807 Willow Avenue                  Houston, Texas 77056
            Hoboken, NJ  07030


            (k) Public Statements. Other than any requisite regulatory filing or disclosure, Client will not issue any press release, or make or authorize any other public statement, oral or written, that includes CONSULTANT's name, the name David Zazoff , or the name of any client of David Zazoff, without CONSULTANT's prior written approval, which will not be unreasonably withheld if Client is advised such disclosure is required under applicable securities laws.

      IN WITNESS WHERE OF, the parties have executed this Agreement to be effective as of the day and year first above written notwithstanding the actual date of signatures.

                                         CLIENT

                                         GK Intelligent Systems, Inc.

           2/27/04                        /s/ Gary F. Kimmons
Dated: _________________________         ____________________________________
                                         By:  Gary F. Kimmons
                                         Its:  President and CEO


                                         CONSULTANT


           2/27/04                        /s/ David Zazoff
Dated: _______________________           ____________________________________
                                         David Zazoff